Exhibit 99.2

QBS SYSTEM LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022 AND 2021

QBS SYSTEM LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of QBS System Limited.

Opinion on the Financial Statements

We audited the accompanying consolidated balance sheets of QBS System Limited and its subsidiaries (the “Company”) as of March 31, 2021, and 2022, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA, LLP

We have served as the Company’s auditor since 2022.

Los Angeles, California

March 24, 2023

1

QBS SYSTEM LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2022 AND 2021

	2022	2021
ASSETS
CURRENT ASSETS
Cash and equivalents	$936,480	$1,376,540
Accounts receivable, net of allowances	1,078,520	834,519
Due from related parties	107,070	-
Prepaid expenses and other current assets	425,369	201,162
Deferred taxes assets	8,143	-
Total Current Assets	2,555,582	2,412,221

PROPERTY, PLANT AND EQUIPMENT, NET	15,648	20,985
RIGHT-OF-USE ASSETS	101,593	5,237
TOTAL ASSETS	$2,672,823	$2,438,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank loans - current portion	$102,035	$27,175
Accounts payable	357,857	152,837
Accrued expenses and other current liabilities	86,941	141,138
Due to related parties	377,988	395,080
Operating leases liabilities	50,031	5,980
Income tax payable	20,453	137,357
Total current liabilities	995,305	859,567
LONG-TERM LIABILITIES
Bank loans	632,382	618,511
Operating leases liabilities	61,613	-
Deferred taxes liabilities	-	3,256
Total long-term liabilities	693,995	621,767
Total Liabilities	1,689,300	1,481,334
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS’ EQUITY
Common stock (100 shares issued and outstanding)	13	13
Retained earnings	996,548	958,516
Accumulated other comprehensive (loss)	(13,038)	(1,420)
Total Stockholders’ Equity	983,523	957,109
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,672,823	$2,438,443

See accompanying notes to Consolidated Financial Statements.

2

QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

YEARS ENDED MARCH 31, 2022 AND 2021

	2022	2021
REVENUE, NET	$3,256,440	$4,033,739
COST OF REVENUE	(2,462,070)	(2,454,997)
GROSS PROFIT	794,370	1,578,742
OPERATING EXPENSES
Sales and marketing	70,602	45,466
General and administrative	707,143	1,097,283
Provision for credit losses	64,354	86,542
Depreciation and amortization	51,630	40,629
Total Operating Expenses	893,729	1,269,920
OPERATING (LOSS) INCOME	(99,359)	308,822
OTHER INCOME (EXPENSES)
Interest income (expense), net	(24,434)	(23,981)
Other income	165,833	370,731
Total Other Income	141,399	346,750
INCOME BEFORE INCOME TAXES	42,040	655,572
Income taxes	4,008	102,251
NET INCOME	38,032	553,321
OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign currency translation (loss)	(11,618)	(1,420)
COMPREHENSIVE INCOME	26,414	551,901
Net income per share - basic and diluted:	$380	$5,533
Weighted average number of shares outstanding	100	100

See accompanying notes to Consolidated Financial Statements.

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QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED MARCH 31, 2022 AND 2021

	Common stock		Retained	Accumulated other comprehensive
	Shares	Amount	earnings	income (loss)	Total
Balance at March 31, 2020	100	$13	$405,195	-	405,208
Net income for year	-	-	553,321	-	553,321
Exchange difference on translation	-	-	-	(1,420)	(1,420)
Balance at March 31, 2021	100	13	958,516	(1,420)	957,109
Net income for year	-	-	38,032	-	38,032
Exchange difference on translation	-	-	-	(11,618)	(11,618)
Balance at March 31, 2022	100	$13	$996,548	$(13,038)	$983,523

See accompanying notes to Consolidated Financial Statements.

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QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED MARCH 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,032	$553,321
Adjusted to reconcile net income to cash provided (used) by operating activities:
Depreciation	9,770	9,850
Lease amortisation	41,860	30,779
Provision for credit losses	64,354	86,542
Deferred income taxes	(11,424)	(670)
Changes in operating assets and liabilities
(Increase)/decrease in:
Accounts receivable	(318,533)	(322,734)
Operating lease right-of use assets	(138,776)	-
Prepaid expenses and other current assets	(227,528)	(162,811)
Increase/(decrease) in:
Accounts payable	207,724	83,291
Operating leases liabilities	106,281	(15,411)
Accrued expenses and other current liabilities	(53,348)	(18,545)
Income tax payable	(115,345)	102,922
Net cash (used by) provided by operating activities	(396,933)	346,534
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,629)	(5,558)
Advances to related parties	(104,703)	99,089
Net cash (used by)/provided by investing activities	(109,332)	93,531
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	128,436	645,104
Repayment of notes payable	(32,353)	(64,510)
Advances from related party	(12,967)	242,225
Net cash provided by financing activities	83,116	822,819
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS	(423,149)	1,262,884
EFFECT OF EXCHANGE RATES ON	(16,911)	12,274
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	1,376,540	101,382
CASH AND EQUIVALENTS AT END OF YEAR	$936,480	$1,376,540
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$(101,852)	$-
Cash paid for interest	$(19,217)	$(23,371)

See accompanying notes to Consolidated Financial Statements.

5

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

QBS System Limited (“the Company”) was incorporated in Hong Kong on April 14, 2011 with limited liabilities and its principal activities are providing Internet of Things (“IoT”) solutions and services across industries. Its IoT solutions help clients build applications using available IoT device, sensors, framework and platform, to integrate the available hardware and software solution with clients’ existing landscape or implement a new IoT solution for enterprises.

The Company provides IoT solutions and services to assist its clients build applications using available IoT devices, sensors, frameworks, and platforms, to integrate hardware and software solutions with clients existing landscape or implement new IoT solutions for enterprises. The Company provides a full- range IoT services comprising consulting development and implementation, analytics, support, and evolution. It has a business portfolio providing IoT integration solution services, IoT maintenance, support services, IoT projects and ventures Business Process Outsourcing (“BPO”) services, and approximately nine years of experience in Hong Kong providing IoT software and hardware engineering services. Clients range across various industries, such as logistics and supply chain management, food & beverage, automation and smart building. The applications of the Company’ s IoT Solution include connected equipment in the enterprise (Enterprise IoT) and industrial assets such as machines, robots, or even workers in smart factories and industrial facilities (Industrial IoT, the essential component of Industry 4.0).

The Company provides full-range IoT services comprising consulting, development and implementation, analytics, support and evolution. It has a business portfolio including the provision of IoT integration solution services, IoT support and maintenance services and IoT Business Process Outsourcing (“BPO”) services.

The Company formed a wholly owned subsidiary, QBS System Pty Ltd in Australia on May 8, 2020 and its principal activities are providing computer network systems design and integration services.

On December 15, 2022, The Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Flywheel Advanced Technology, Inc., a Nevada corporation (the “Flywheel Advanced”), and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Ultimate holding company”). Subject to the closing conditions set forth in the Share Exchange Agreement, at the closing the Ultimate holding company will transfer and assign to the Flywheel Advanced all of the issued and outstanding shares of the Company for 8,939,600 newly issued shares of the Flywheel Advance’ s common stock, par value $0.0001 per share (the “Common Stock”).

We use the terms “Company”, “we” and “us” to refer to both QBS System Limited and its subsidiary.

6

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

(B)	Basis of preparation and principles of consolidation

The accompanying consolidated financial statements (“CFS”) were prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The accompanying CFS reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying CFS were prepared on a consolidated basis and reflect the financial statements of QBS System Limited, a Hong Kong company, and its wholly owned subsidiary, QBS System Pty Ltd, an Australian Private Company. All intercompany transactions and balances are eliminated on consolidation.

(C)	Use of estimates

The preparation of CFS in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the CFS. Significant items subject to such estimates and assumptions include the useful lives of property, plant and equipment, revenue recognition, allowance for credit losses, valuation allowances for deferred tax assets, the measurement of lease liabilities and right-of-use (“ROU”) assets, measurements of assets and obligations related to employee benefits, the nature and timing of the satisfaction of performance obligations, the standalone selling price of performance obligations, variable consideration, other obligations for revenue recognition, income tax uncertainties and other contingencies. Management believes the estimates used in the preparation of the CFS are reasonable, and management has made assumptions about the possible effects of the ongoing COVID-19 pandemic on critical and significant accounting estimates. Although these estimates and assumptions are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates. Any changes in estimates are adjusted prospectively in the Company’s CFS.

(D)	Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and equivalents and accounts receivable. The Company places its cash and cash equivalents with banks with high investment grade ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. To reduce its credit risk on accounts receivable, the Company conducts ongoing credit evaluations of its customers.

(E)	Cash and equivalents

For purpose of the statements of cash flows, cash and equivalents include cash on hand and demand deposits with a bank with an initial maturity of less than three months.

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QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

(F)	Accounts receivable and allowance for expected credit losses

Accounts receivables are recorded net of allowances for expected credit losses. On April 1, 2020, the Company adopted ASC Topic 326, Financial Instruments-Credit Losses. Accounts receivable and contract assets are in the scope for which assessment is made. The Company evaluates the credit risk of its customers based on a combination of various financial and qualitative factors that may affect the ability of each customer to pay. The Company considered current and anticipated future economic conditions relating to the industries of the Company’s customers and the countries where it operates. In calculating expected credit loss, the Company also considered past payment trends, credit rating and other related credit information for its significant customers to estimate the probability of default in the future. Accounts receivable balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the potential for recovery is considered remote.

(G)	Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization and accumulated impairment loss. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are expensed.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are 5 years.

(H)	Right-of-use asset

In accordance with FASB Codification Topic 842 (ASC Topic 842), Leases, right-of-use (ROU) asset are stated at cost, less accumulated amortisation.

Amortization is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful live is the term of the leases.

(I)	Long-lived assets

In accordance with FASB Codification Topic 360 (ASC Topic 360), “ Accounting for the impairment or disposal of Long-Lived Assets”, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company reviews property and equipment to determine that carrying values are not impaired at least annually.

8

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

(J)	Leases

ASC Topic 842 requires a lessee to record a ROU asset and a lease liability for all leases with terms longer than 12 months. Operating lease ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The Company determines the lease term by assuming the exercise of renewal options that are reasonably certain. As most of the Company’s leases do not provide an implicit interest rate, the Company uses its local incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. When the Company’s contracts contain lease and non-lease components, the Company accounts for both components as a single lease component. Refer to Note 6.

(K)	Fair value of financial instruments

FASB Codification Topic 825 (ASC Topic 825), “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value (“FV”) of financial instruments. The carrying amounts of accounts receivables, other current assets and prepaid expenses, accounts payable, other payables and accrued liabilities and due to Company companies approximate their FVs because of the short-term nature of the instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial statements.

(L)	Revenue recognition

The Company’s revenue mainly is comprised the following services: IoT software and hardware development service, BPO service and IT support and maintenance service.

Revenues from IoT software and hardware development are measured based on the skills, estimate time, cost of outsourcing, human resources and materials required for the project which specified in a quotation or contract with a customer and excludes discounts and amounts collected on behalf of third parties. Revenues recognized under quotation or contracts generally when persuasive evidence of an arrangement exists, services have been performed and collection of amounts billed is fixed, based on the achievement of milestone in contract and is reasonably assured.

Revenues from BPO services are measured based on the number of headcounts, rate of headcount, skill level and whether the headcount was engaged on a full-time or part-time basis. Revenues are recognized under quotations or contracts generally when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, services have been performed and collection of amounts billed is reasonably assured.

Revenues from IoT maintenance and support services are measured based on the skills, hardware/material required and estimate time required for the project. Revenue are recognized over time as services are provided and extended service plans are recognized over the performance period of the service contract or quotation as the obligation represents a stand-ready obligation to the customer.

9

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

Effective April 1, 2020, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from services by: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its customers as of March 31, 2022 and 2021. The Company recognizes revenue when it satisfies a performance obligation by providing services to a customer.

The Company generally invoices a client after performance of services. Payments are due as per contract terms.

(M)	Cost of revenue

Cost of revenue primarily consists of sub-contracting fee, engineers salary and purchases of equipment used or installed as part of the project. It also includes operational expenses, which consist of facilities maintenance expenses, travel and living expenses, IT expenses, and consulting and certain other expenses. Consulting charges represent the cost of consultants and contract resources with specialized skills who are directly responsible for the performance of services for clients and travel and other billable costs related to the Company’s clients. Recurring direct costs for services are recognized as incurred.

(N)	Foreign currency translation

The Company’s CFS and statements of cash flows are reported in United States dollars (“US$”), the Company’s reporting currency. The functional currency for the Company is Hong Kong dollars (“HK$”). The functional currency for the Company’s subsidiary organized in Australian is the Australian dollars (“A$”). The translation of the functional currencies of the Company and its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss), net, under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

10

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

The exchange rates used to translate amounts in HK$ and AU$ into US$ for the purposes of preparing the financial statements were as follows:

	March 31, 2022	March 31, 2021

Balance sheet items, except for common stock, additional paid-in capital and retained earnings, as of year end	US$1=HK$7.827	US$1=HK$7.7437
	US$1=AUD1.33	US$1=AUD1.31

Amounts included in the statements of operations and cash flows for the year	US$1=HK$7.786	US$1=HK$7.751
	US$1=AUD1.356	US$1=AUD1.39

(O)	Other comprehensive (loss)/income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in HK$ and AU$ to US$ is reported as other comprehensive income or loss in the statements of operations and stockholders’ equity.

(P)	Employee benefit plans

Contributions to defined contribution plans are expensed in the period in which services are rendered by the covered employees. The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable. Refer to Note 13.

(Q)	Government grants

The Company recognizes incentives in the CFS under “other income (expense), net” Incentives are recognized in the consolidated statements of income when there is probable assurance the Company will comply with the conditions for their receipt and a reasonable expectation that the funds will be received. In certain circumstances, the receipt of an incentive may not be subject to any condition or requirement to incur further costs, in which case the incentive is recognized in the consolidated statement of income for the period in which it becomes receivable. In the event that it becomes likely that the Company will be required to repay an incentive that has already been recognized, the Company makes a provision for the estimated liability.

(R)	Income taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

11

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

(S)	Earnings per share

Basic earnings per share are computed by dividing income available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for 2022 and 2021.

(T)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

(U)	Segments

The Company operates in three reportable segments, provision of IT maintenance and support services, IoT BPO services and IoT development services in Hong Kong and Australia.

The chief operating decision maker (“CODM”) generally reviews financial information such as revenues, cost of revenues and gross profit, disaggregated by the operating segments to allocate an overall budget among the operating segments.

The Company does not allocate and therefore the CODM does not evaluate, certain operating expenses, interest expense or income taxes by segment. Many of the Company’s assets are shared by multiple operating segments. The Company manages these assets on a total Company basis, not by operating segment, and therefore asset information and capital expenditures by operating segment are not presented. Refer to Note 14.

(V)	Recently Adopted Accounting Standards

ASU No. 2016-02 - Leases (Topic 842) (“ASU 2016-02”), ASU No. 2018-10 - Codification improvements to Topic 842, Leases (“ASU 2018-10”), ASU No. 2018-11 - Leases (Topic 842) (“ASU 2018-11”) (collectively, the “New Leasing Standard”)

The New Leasing Standard became effective for public business entities for fiscal years beginning after December 15, 2018. The Company adopted the New Leasing Standard as of January 1, 2019 using the effective date method by recording ROU of $72,803 and lease liabilities of $72,803. Under this method, periods prior to 2019 remain unchanged. The Company applied the practical expedients for the leases that commenced before January 1, 2019 whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases.

12

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

ASU 2019-12 – Income taxes (Topic 740): Simplifying the accounting for income taxes (“ASU 2019-12”)

In December 2019, the FASB issued ASU 2019-12, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Income taxes (Topic 740). The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 did not have a material impact on the Company’s CFS.

(W)	Recently Issued Accounting Standards

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. This ASU is currently not expected to have a material impact on our CFS and statements of cash flows.

In November 2021, the FASB issued ASU No. 2021-10, “Government Assistance.” This ASU improves financial reporting by requiring disclosures that increase the transparency of transactions with governments. The ASU is effective for the Company for annual periods, beginning December 15, 2021. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its CFS.

2.	CASH AND EQUIVALENTS

Cash is composited of the following as of March 31, 2021 and 2022

	2022	2021
Cash at bank	$934,802	$1,363,571
Cash on hand	1,678	12,969
Total	$936,480	$1,376,540

13

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

3.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCES

Accounts receivable at March 31, 2022 and 2021 consisted of the following:

	2022	2021
Accounts receivable	$1,232,732	$925,964
Less: allowance for expected credit losses	154,212	91,445
Accounts receivable, net	$1,078,520	$834,519

The movement in “Allowance for expected credit losses” on customer balances for the years ended March 31, 2022 and 2021 was as follows:

	2022	2021
Balance at beginning of year	$91,445	$-
Addition during the year	64,354	86,542
Translation adjustment	(1,587)	4,903
Balance at end of year	$154,212	$91,445

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at March 31, 2022 and 2021 consisted of the following:

	2022	2021
Advisory fees prepaid for business development	$324,054	$124,785
Deposits	15,799	15,968
Advance to suppliers	54,778	-
Other receivables	30,432	60,023
Other	306	386
	$425,369	$201,162

14

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

5.	PROPERTY, PLANT AND EQUIPMENT, NET

The following is a summary of property and equipment at March 31:

	2022	2021
Furniture and Fixtures	$18,096	$18,290
Computer Equipment	67,640	63,710
	85,736	82,000
Less: accumulated depreciation	70,088	61,015
Property and equipment, net	$15,648	$20,985

6.	LEASES

The Company leases offices. Rental contract is for 36 months. The lease agreement has no covenants.

Accumulated ROU assets and amortization as of March 31, 2022 and 2021 are as follows :

	2022	2021
Operating lease cost - office	$138,054	$72,803
Less: accumulated amortization	36,461	67,566
ROU assets, net	$101,593	$5,237

The following is lease liabilities at March 31, 2022 and 2021:

	2022	2021
Current portion	$50,031	$5,980
Non-current portion	61,613	-
	$111,644	$5,980

15

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

The following is a summary of the weighted remaining leases term and the weighted average discount rate for the Company’s leases at March 31, 2022 and 2021:

	2022	2021
Weighted average remaining lease term
Operating leases	2.16	0.21
Weighted average discount rate
Operating leases	5%	5%

During 2022 and 2021, cash paid for operating leases liabilities was $32,634 and $16,145 respectively.

The Company’ s leases have remaining lease terms inclusive of renewal or termination options that the Company is reasonably certain to exercise. The following table summarizes the maturity of the Company’s operating lease liabilities as of March 31, 2022:

Year Ending March 31
2023	$54,251
2024	54,251
2025	9,041
Total operating lease payments	117,543
Less: Imputed interest	5,899
Total operating lease liabilities	$111,644

The Company’s leases have remaining terms inclusive of renewal or termination options that the Company is reasonably certain to exercise. The following table summarizes the maturity of the Company’s operating lease liabilities as of March 31, 2021:

Year Ending March 31
2022	$5,998
Less: Imputed interest	18
Total operating lease liabilities	$5,980

There were no corresponding impairment charges during the years ended March 31, 2022 and 2021.

16

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities at March 31, 2022 and 2021 consisted of the following:

	2022	2021
Accrued expenses	$8,953	$2,841
Accrued employee cost	40,160	118,368
Sales tax payable	17,991	19,929
Other	19,837	-
	$86,941	$141,138

8.	Bank loans

A summary of the Company’s loans payable as of March 31 2022 and 2021 is as follows

	2022	2021
Bank loans
HK$3,550,000 3 years loan (note a)	$421,388	$458,437
HK$1,450,000 5 years loan (note b)	185,262	187,249
HK$1,000,000 8 years loan (note c)	127,767	-
Total	$734,417	$645,686
Current portion	$102,035	$27,175
Non-current portion	632,382	618,511
Total	$734,417	$645,686

(a)	On April 27, 2020, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK$3,550,000. The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee by the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of 31 March 2022 was 5.25%. The outstanding principal and interest accrued is payable by 24 equal monthly instalments, commencing 13 months after the date of drawdown.

17

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

(b)	On October 10, 2020, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK$1,450,000. The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee by the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of 31 March 2022 was 5.25%. The outstanding principal and interest accrued is payable by 48 equal monthly instalments, commencing on 13 months after the date of drawdown.

(c)	On June 28, 2021, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK1,000,000. The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee by the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of 31 March 2022 was 5.25%. The outstanding principal and interest accrued is payable by 84 equal monthly instalments, commencing on 13 months after the date of drawdown.

Fund-based and non-fund-based credit facilities with banks are available for operational requirements in the form of overdrafts and short-term loans. As of March 31, 2022 and 2021, the limits available were $766,602 and $645,686, respectively, of which $734,417 and $645,686, respectively, was utilized, constituting non- funded drawdown.

9.	INCOME TAX

The income tax expense (benefit) for the years ended March 31, 2022 and 2021 is summarized as follows:

	2022	2021
Current tax expense:
Hong Kong profits tax
Provision for the year	$16,716	$104,212
One-off tax deduction	(1,284)	(1,290)
	15,432	102,922
Deferred tax benefit:
Hong Kong profits tax
Deferred tax benefit	(11,424)	(671)
Total income taxes	$4,008	$102,251

18

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

The Company is subject to Hong Kong Profits Tax. The Company is qualified for the two-tiered profits tax rates for fiscal 2022 based on the financial results for the year ended March 31, 2022. Thus, Hong Kong profits tax was provided in CFS on the estimated assessable profit for the first HK$2 million at 8.25% and on the estimated assessable profit above HK$2 million for the year at 16.5%. The provision for Hong Kong profits tax was calculated at the same basis as for fiscal 2021. One-off tax reduction is tax concession on the final tax of the year assessment fiscal 2022 at 100% (2020/21: 100%) with a ceiling of $1,284 (2020/21: $1,290).

Subsidiary in Australia is subject to a tax 25% for fiscal 2022 (26% for fiscal 2021). The subsidiary is qualified for the reduced tax rate that fall below turnover threshold of AUD 50 million (USD 37 million). No Australian income tax was provided in the CFS as the subsidiary does not have assessable profit during the year (2021: Nil).

A reconciliation of the provision for income taxes compared with the amount at the tax rate for the fiscal 2022 and 2021 was as follows:

	2022	2021
Income before income tax expense	$42,040	$655,572

Tax charge at the applicable tax rate at 8.25% on first HK$2million of profit and at 16.5% on profit above HK$2million	$3,468	$92,303
Tax effect of expenses not deductible	13,826	38,930
Tax effect of exempted bank interest income and government incentives not taxable	(3,246)	(33,114)
One-off tax deduction	(1,284)	(1,290)
Other	(8,756)	5,422
Total income taxes	$4,008	$102,251

19

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

The components and movements in deferred tax (assets) liabilities during Fiscal 2022 and 2021 are as follows:

Accelerated depreciation allowances and bad debt provision

At March 31, 2020	$3,923
Deferred taxation credited to statement of operations	(671)
Translation difference	4
At March 31, 2021	3,256
Deferred taxation credited to statement of operations	(11,424)
Translation difference	25

At March 31, 2022	$(8,143)

10.	STOCKHOLDERS’ EQUITY

The Company was incorporated on April 14, 2011, 100 shares were issued at $13 and fully paid in cash.

11.	NET REVENUE

Net revenue for fiscal 2022 and 2021 was:

Disaggregation of revenue for fiscal 2022 and 2021:	2022	2021
IoT projects and ventures BPO services	$576,526	$963,787
IoT software and hardware engineering services	1,764,724	2,253,204
IoT maintenance and support services	915,190	816,748
	$3,256,440	$4,033,739

20

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

12.	OTHER INCOME

Other income for the years ended March 31, 2022 and 2021 was

	2022	2021

Government grants - Employment Support Scheme (Note 1)	$-	$165,585
Government grants - Subsidy for early deployment of 5G	31,515	31,658
Government grants - Distance Business	7,750	3,336
Government grants - Innovation and Technology Commission funding scheme (Note 2)	29,152	87,763
Government grants - Bud funding (Note 3)	48,324	75,574
Graduation funding	19,717	-
Business grants and JobSaver payments	29,366	-
Exchange gains	-	6,788
Other income	9	27
	$165,833	$370,731

Note 1	The amount represents wage subsidies provided to the Company under the scheme to provide time- limited financial support to employers to retain employees who may otherwise be made redundant in 2020.

Note 2	The amount represents funding provided to the Company under a researcher programme for Incubates and Innovation and Technology Tenants of the Hong Kong Science & Technology Parks Corporation and Hong Kong Cyberport Management Company Limited.

Note 3	The amount represents funding provided to the Company under a dedicated fund on branding, upgrading and domestic Sales (the bud fund) - mainland programme issued by the Hong Kong Productivity Council.

13.	EMPLOYEE BENEFITS

The Company contributes to a Mandatory Provident Fund plan which is available to all employees in Hong Kong. Mandatory contributions for both employees and employers to the plan are payable at 5% of the employee’s relevant income, subject to the maximum monthly contribution of $193 (equivalent to HK$1,500). No contribution from the employee is required if his / her income is less than the minimum relevant income level of $916 (equivalent to HK$7,100). The Company’s contributions to this plan are expensed as they fall due. The total provision and contributions made for such employee benefits was $44,660 and $58,542 for the years ended March 31, 2022 and 2021, respectively.

Employee of the Company’s Australian subsidiary are entitled to receive retirement benefits from the Emergency Services Superannuation Scheme in Australia. The benefit amounts are calculated based on the member’s years of service and final average salary. The total contributions made for such employee benefits was $4,550 and $0 for the years ended March 31, 2022 and 2021, respectively.

21

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

14.	SEGMENTS

The Company has identified its operating segments based on the internal reports that are reviewed and used by the Chief Executive Officer (being the CODM) in assessing performance and determining the allocation of resources. The Company operates in three reportable segments; provision of IoT maintenance and support services, IoT projects and ventures BPO services and IoT software and hardware engineering services in Hong Kong. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on income from operations. All inter-company transactions between segments have been eliminated. As a result, the components of operating income for one segment may not be comparable to another segment. The following is a summary of the Company’s segment information as of and for the years ended March 31, 2022 and 2021:

	IoT BPO services	IoT development services	IT maintenance and support services	Total Reportable segments
2022
Revenues, net	$576,526	$1,764,724	$915,190	$3,256,440
Cost of revenue	376,339	1,294,340	791,391	2,462,070
Gross profit	200,187	470,384	123,799	794,370
Net Loss from operations	(17,591)	(53,844)	(27,924)	(99,359)
Total assets	473,201	1,448,451	751,171	2,672,823
Depreciation and amortization	9,141	27,979	14,510	51,630

2021
Revenues	$963,787	$2,253,204	$816,748	$4,033,739
Cost of revenue	765,415	1,058,090	631,492	2,454,997
Gross profit	198,372	1,195,114	185,256	1,578,742
Net Income from operations	73,787	172,505	62,530	308,822
Total assets	582,621	1,362,088	493,734	2,438,443
Depreciation and amortization	9,708	22,695	8,226	40,629

15.	RELATED PARTY TRANSACTIONS

The Company advanced to an affiliate (a subsidiary of ultimate holding company) , Wolf Asia Pty Limited of which the $97,709 and $0 as of March 31, 2022 and 2021 respectively for advances to the affiliate, which were repayable on demand and interest free.

The Company advanced to a related party $9,361 and $0 as of March 31, 2022 and 2021 respectively for advances to director, Mr. Wong Ka Ki, Ricky, which were repayable on demand and interest free.

22

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

The Company owed related party $84,171 and $98,112 as of March 31, 2022 and 2021 respectively for advances from director, Mr. Wong Chi Fung, which were repayable on demand and interest free.

The Company owed a related company, QBS Company Limited of which the director of the Company, Mr. Wong Chi Fung is the director and shareholder, of $293,817 and $296,968 as of March 31, 2022 and 2021 respectively for advances from the related company, which were repayable on demand and interest free.

A related company, Youguo Technologies Limited of which the shareholder of the Company, Mr. Kwan Ping Yuen is the director and shareholder of the related company, provided sub-contracting service related to the Company of $213,052 and $239,297 to the Company during the years ended March 31, 2022 and 2021, respectively.

Due from related parties at March 31, 2022 and 2021 consisted of the following:

	2022	2021
Amount due from Wolf Asia Pty Limited	$97,709	$-
Amount due from a director	9,361	-
	$107,070	$-

Due to related parties at March 31, 2022 and 2021 consisted of the following:

	2022	2021
Amount due to a director	$84,171	$98,112
Amount due to QBS Company Limited	293,817	296,968
	$377,988	$395,080

16.	CONCENTRATIONS AND RISKS

During 2022 and 2021, 100% of the Company’s assets were located in Pacific Asia.

Net revenues from geographic areas based on the location of the Company’s service delivery centers for fiscal 2022 and 2021 are as follows.

	2022	2021
Hong Kong	$3,256,440	$3,771,491
Australia	-	262,248
Total	$3,256,440	$4,033,739

23

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022 and 2021

Details of the customers accounting for 10% or more of the Company’ s total revenue and account receivables are as follows:

	Customer A	Customer B
For the year ended
March 31, 2022	$635,822	$397,191
March 31, 2021	$463,200	$308,866

Accounts receivable
As of March 31, 2022	$359,303	$77,482
As of March 31, 2021	$111,309	$3,838

Details of the suppliers accounting for 10% or more of the Company’s total cost of revenue and account payables are as follows:

	Supplier A	Supplier B	Supplier C	Supplier D
For the year ended
March 31, 2022	$480,176	$184,500	$149,514	$207,208
March 31, 2021	$410,293	$231,902	$217,166	$201,273

Accounts payable
As of March 31, 2022	$242,249	$9,040	$-	$25,827
As of March 31, 2021	$86,278	$-	$-	$33,576

17.	MERGER WITH FLYWHEEL ADVANCED TECHNOLOGY, INC.

On December 15, 2022, Flywheel Advanced Technology, Inc., a Nevada corporation (“Flywheel Advanced”), entered into a share exchange agreement (the “Share Exchange Agreement”) with the Company, a limited company incorporated under the laws of Hong Kong, and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Shareholder”). Subject to the closing conditions set forth in the Share Exchange Agreement, at the closing the Shareholder will transfer and assign to Flywheel Advanced all of the issued and outstanding shares of the Company in exchange for 8,939,600 newly issued shares of Flywheel Advanced’ s common stock, par value $0.0001 per share (the “Common Stock”). Following the closing of the share exchange, there will be no change in the officers and directors of Flywheel Advanced, and the Company will continue its business as a wholly owned subsidiary of Flywheel Advanced and the Shareholder shall collectively own 8,939,600 Common Stock, or 33.41% of the then issued and outstanding shares of Common Stock on a fully diluted basis.

24

QBS SYSTEM LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

25

QBS SYSTEM LIMITED

26

QBS SYSTEM LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2022	2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents	$336,082	$936,480
Accounts receivable, net of allowances	1,332,953	1,078,520
Due from related parties	123,054	107,070
Prepaid expenses and other current assets	384,772	425,369
Income tax refundable	31,737	-
Deferred tax assets	7,719	8,143
Total Current Assets	2,216,317	2,555,582

PROPERTY, PLANT AND EQUIPMENT, NET	9,584	15,648
RIGHT-OF-USE ASSETS	67,768	101,593

TOTAL ASSETS	$2,293,669	$2,672,823

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loans - current portion	$107,489	$102,035
Accounts payable	162,417	357,857
Accrued expenses and other current liabilities	118,116	86,941
Due to related parties	379,777	377,988
Operating lease liabilities	22,524	50,031
Income taxes payable	-	20,453
Total current liabilities	790,323	995,305

LONG-TERM LIABILITIES
Bank loans	564,169	632,382
Operating lease liabilities	52,184	61,613
Total long-term liabilities	616,353	693,995
Total Liabilities	1,406,676	1,689,300
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Common stock (100 shares issued and outstanding)	13	13
Retained earnings	910,868	996,548
Accumulated other comprehensive loss	(23,888)	(13,038)
Total Stockholders’ Equity	886,993	983,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,293,669	$2,672,823

See accompanying notes to Consolidated Financial Statements.

27

QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE

INCOME(LOSS) (UNAUDITED)

	Nine Months Ended December 31,
	2022	2021

REVENUE, NET	$2,336,943	$2,200,479
COST OF REVENUE	(2,003,995)	(1,952,227)

GROSS PROFIT	332,948	248,252

OPERATING EXPENSES
Sales and marketing	52,664	40,523
General and administrative	394,954	620,504
Depreciation and amortization	40,197	38,090

Total Operating Expenses	487,815	699,117

OPERATING LOSS	(154,867)	(450,865)

OTHER INCOME (EXPENSES)
Interest expense, net	(18,209)	(17,965)
Other income	87,856	190,444

Total Other Income	69,647	172,479

LOSS BEFORE INCOME TAXES	(85,220)	(278,386)
Income taxes	460	(403)

NET LOSS	(85,680)	(277,983)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(10,850)	(12,880)

COMPREHENSIVE LOSS	$(96,530)	$(290,863)

Net loss per share - basic and diluted:	$(857)	$(2,780)
Weighted average number of shares outstanding	100	100

See accompanying notes to Consolidated Financial Statements.

28

QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

				Accumulated
				other
	Common stock		Retained	comprehensive
	Shares	Amount	earnings	loss	Total
Balance at March 31, 2021	100	$13	$958,516	$(1,420)	$957,109
Net loss for period	-	-	(277,983)	-	(277,983)
Exchange difference on translation	-	-	-	(12,880)	(12,880)
Balance at December 31, 2021	100	$13	$680,533	$(14,300)	$666,246

				Accumulated
				other
	Common stock		Retained	comprehensive
	Shares	Amount	earnings	loss	Total
Balance at March 31, 2022	100	$13	$996,548	$(13,038)	$983,523
Net loss for period	-	-	(85,680)	-	(85,680)
Exchange difference on translation	-	-	-	(10,850)	(10,850)
Balance at December 31, 2022	100	$13	$910,868	$(23,888)	$886,993

See accompanying notes to Consolidated Financial Statements.

29

QBS SYSTEM LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Nine Months Ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(85,680)	$(277,983)
Adjusted to reconcile net loss to cash used by operating activities:
Depreciation	6,101	7,335
Lease amortisation	34,096	30,755
Deferred income taxes	460	(403)
Changes in operating assets and liabilities
(Increase)/decrease in:
Accounts receivable	(247,808)	(249,520)
Prepaid expenses and other current assets	42,319	(270,835)
(Decrease)/ increase in:
Accounts payable	(195,928)	177,262
Operating leases liabilities	(37,235)	(20,816)
Accrued expenses and other current liabilities	34,372	7,586
Income taxes payable	(54,922)	(34,190)
Net cash used by operating activities	(504,225)	(630,809)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,599)	(5,538)
Advances to related parties	(26,405)	(97,686)
Net cash used by investing activities	(31,004)	(103,224)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	128,560
Repayment of notes payable	(65,828)	(27,053)
Advances from related party	-	(26,503)
Net cash (used by)/provided by financing activities	(65,828)	75,004

NET DECREASE IN CASH AND EQUIVALENTS	(601,057)	(659,029)
EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS	659	(12,957)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	936,480	1,376,540

CASH AND EQUIVALENTS AT END OF PERIOD	$336,082	$704,554

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$(55,472)	$(34,189)
Cash paid for interest	$(14,966)	$(14,189)

See accompanying notes to Consolidated Financial Statements.

30

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

QBS System Limited (“the Company”) was incorporated in Hong Kong on April 14, 2011 with limited liability and its principal activities are providing Internet of Things (“IoT”) solutions and services across industries. Its IoT solutions help clients build applications using available IoT device, sensors, framework and platform, to integrate the available hardware and software solution with clients’ existing landscape or implement a new IoT solution for enterprises.

The Company provides IoT solutions and services to assist its clients build applications using available IoT devices, sensors, frameworks, and platforms, to integrate hardware and software solutions with clients existing landscape or implement new IoT solutions for enterprises. The Company provides a full-range IoT services comprising consulting development and implementation, analytics, support, and evolution. It has a business portfolio providing IoT integration solution services, IoT maintenance, support services, IoT projects and ventures Business Process Outsourcing (“BPO”) services, and approximately nine years of experience in Hong Kong providing IoT software and hardware engineering services. Clients range across various industries, such as logistics and supply chain management, food & beverage, automation and smart building. The applications of the Company’s IoT Solution include connected equipment in the enterprise (Enterprise IoT) and industrial assets such as machines, robots, or even workers in smart factories and industrial facilities (Industrial IoT, the essential component of Industry 4.0).

The Company provides a full-range IoT services comprising consulting, development and implementation, analytics, support and evolution. It has a business portfolio including the provision of IoT integration solution services, IoT support and maintenance services and IoT Business Process Outsourcing (“BPO”) services.

The Company formed a wholly owned subsidiary, QBS System Pty Ltd in Australia on May 8, 2020 and its principal activities are providing computer network systems design and integration services.

On December 15, 2022, The Company entered into a share exchange agreement (the “ Share Exchange Agreement”) with Flywheel Advanced Technology, Inc., a Nevada corporation (the “ Flywheel Advanced”), and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “ Ultimate holding company”). Subject to the closing conditions set forth in the Share Exchange Agreement, at the closing the ultimate holding company will transfer and assign to the Flywheel Advanced all of the issued and outstanding shares of the Company for 8,939,600 newly issued shares of the Flywheel Advance’s common stock, par value $0.0001 per share (the “Common Stock”).

We use the terms “Company”, “we” and “us” to refer to both QBS System Limited and its subsidiary.

31

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(B)	Basis of preparation and principles of consolidation

The accompanying consolidated financial statements (“CFS”) were prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The accompanying CFS reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying CFS were prepared on a consolidated basis and reflect the financial statements of QBS System Limited, a Hong Kong company, and its wholly owned subsidiary, QBS System Pty Ltd, an Australian Private Company. All intercompany transactions and balances are eliminated on consolidation.

(C)	Use of estimates

The preparation of CFS in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the CFS. Significant items subject to such estimates and assumptions include the useful lives of property, plant and equipment, revenue recognition, allowance for credit losses, valuation allowances for deferred tax assets, the measurement of lease liabilities and right-of-use (“ROU”) assets, measurements of assets and obligations related to employee benefits, the nature and timing of the satisfaction of performance obligations, the standalone selling price of performance obligations, variable consideration, other obligations for revenue recognition, income tax uncertainties and other contingencies. Management believes the estimates used in the preparation of the CFS are reasonable, and management has made assumptions about the possible effects of the ongoing COVID-19 pandemic on critical and significant accounting estimates. Although these estimates and assumptions are based upon management’ s best knowledge of current events and actions, actual results could differ from these estimates. Any changes in estimates are adjusted prospectively in the Company’s CFS.

(D)	Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and equivalents and accounts receivable. The Company places its cash and cash equivalents with banks with high investment grade ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. To reduce its credit risk on accounts receivable, the Company conducts ongoing credit evaluations of its customers.

(E)	Cash and equivalents

For purpose of the statements of cash flows, cash and equivalents include cash on hand and demand deposits with a bank with an initial maturity of less than three months.

32

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(F)	Accounts receivable and allowance for expected credit losses

Accounts receivables are recorded net of allowances for expected credit losses. The Company follows ASC Topic 326, Financial Instruments-Credit Losses. Accounts receivable and contract assets are in the scope for which assessment is made. The Company evaluates the credit risk of its customers based on a combination of various financial and qualitative factors that may affect the ability of each customer to pay. The Company considered current and anticipated future economic conditions relating to the industries of the Company’s customers and the countries where it operates. In calculating expected credit loss, the Company also considered past payment trends, credit rating and other related credit information for its significant customers to estimate the probability of default in the future. Accounts receivable balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the potential for recovery is considered remote.

(G)	Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization and accumulated impairment loss. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are expensed.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are 5 periods.

(H)	Right-of-use asset

In accordance with FASB Codification Topic 842 (ASC Topic 842), Leases, right-of-use (ROU) asset is stated at cost, less accumulated amortisation.

Amortization is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful live is the term of the leases.

(I)	Long-lived assets

In accordance with FASB Codification Topic 360 (ASC Topic 360), “Accounting for the impairment or disposal of Long-Lived Assets”, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company reviews property and equipment to determine that carrying values are not impaired.

33

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(J)	Leases

ASC Topic 842 requires a lessee to record a ROU asset and a lease liability for all leases with terms longer than 12 months. Operating lease ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The Company determines the lease term by assuming the exercise of renewal options that are reasonably certain. As most of the Company’s leases do not provide an implicit interest rate, the Company uses its local incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. When the Company’s contracts contain lease and non-lease components, the Company accounts for both components as a single lease component. Refer to Note 6.

Impact of COVID-19

In April 2020, the FASB issued interpretive guidance relating to the accounting for lease concessions provided as a result of COVID-19. In this guidance, entities can elect not to apply lease modification accounting with respect to such lease concessions and instead, treat the concession as if it was a part of the existing contract. The Company has elected to not evaluate leases under the lease modification accounting framework for concessions that result from effects of the COVID-19 pandemic. The Company has accounted for rent abatement as a negative lease payment in the affected period.

(K)	Fair value of financial instruments

FASB Codification Topic 825 (ASC Topic 825), “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value (“FV”) of financial instruments. The carrying amounts of accounts receivables, other current assets and prepaid expenses, accounts payable, other payables and accrued liabilities and due to Company companies approximate their FVs because of the short-term nature of the instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial statements.

(L)	Revenue recognition

The Company’s revenue is comprised mainly the following services: IoT software and hardware development service, BPO service and IT support and maintenance service.

Revenues from IoT software and hardware development are measured based on the skills, estimate time, cost of outsourcing, human resources and materials required for the project which are specified in a quotation or contract with a customer and exclude discounts and amounts collected on behalf of third parties. Revenues recognized under quotation or contracts generally when persuasive evidence of an arrangement exists, services have been performed and collection of amounts billed is fixed, based on the achievement of milestone in contract and is reasonably assured.

34

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

Revenues from BPO services are measured based on headcounts, rate of each headcount, skill level and whether the headcount is engaged on a full-time or part-time basis. Revenues are recognized under quotations or contracts generally when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, services have been performed and collection of amounts billed is reasonably assured.

Revenues from IoT maintenance and support services are measured based on the skills, hardware/material required and estimate time required for the project. Revenue are recognized over time as services are provided and extended service plans are recognized over the performance period of the service contract or quotation as the obligation represents a stand-ready obligation to the customer.

The Company follows ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from services by: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its customers as of December 31, 2022 and March 31, 2022. The Company recognizes revenue when it satisfies a performance obligation by providing services to a customer.

The Company generally invoices a client after performance of services. Payments are due as per contract terms.

(M)	Cost of revenue

Cost of revenue primarily consists of sub-contracting fee, engineers salary and purchases of equipment used or installed as part of the project. It also includes operational expenses, which consist of facilities maintenance expenses, travel and living expenses, IT expenses, and consulting and certain other expenses. Consulting charges represent the cost of consultants and contract resources with specialized skills who are directly responsible for the performance of services for clients and travel and other billable costs related to the Company’s clients. Recurring direct costs for services are recognized as incurred.

(N)	Foreign currency translation

The Company’s CFS and statements of cash flows are reported in United States dollars (“US$”), the Company’s reporting currency. The functional currency for the Company is Hong Kong dollars (“HK$”). The functional currency for the Company’s subsidiary organized in Australian is the Australian dollars (“A$”). The translation of the functional currencies of the Company and its subsidiary into US$ is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss), net, under accumulated other comprehensive income (loss) as a separate component of equity.

35

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the Subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

The exchange rates used to translate amounts in HK$ and AU$ into US$ for the purposes of preparing the financial statements were as follows:

	December 31, 2022	March 31, 2022

Balance sheet items, except for common stock, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.7899	US$1=HK$7.827
	US$1=AUD1.47225	US$1=AUD1.33

Amounts included in the statements of operations and cash flows for the period	Nine Months Ended December 31,
	2022	2021
	US$1=HK$7.837801	US$1=HK$7.778489
	US$1=AUD1.466078	US$1=AUD1.347654

(O)	Other comprehensive (loss)/income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in HK$ and AU$ to US$ is reported as other comprehensive income or loss in the statements of operations and stockholders’ equity.

(P)	Employee benefit plans

Contributions to defined contribution plans are expensed in the period in which services are rendered by the covered employees. The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable. Refer to Note 13.

36

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(Q)	Government grants

The Company recognizes incentives in the CFS under “other income (expense), net.” Incentives are recognized in the consolidated statements of income when it is probable the Company will comply with the conditions for their receipt and a reasonable expectation that the funds will be received. In certain circumstances, the receipt of an incentive may not be subject to any condition or requirement to incur further costs, in which case the incentive is recognized in the consolidated statement of operations for the period in which it becomes receivable. If it becomes likely that the Company will be required to repay an incentive that has already been recognized, the Company makes a provision for the estimated liability.

(R)	Income taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

(S)	Earnings per share

Basic earnings(loss) per share are computed by dividing income available to stockholders by the weighted average number of shares outstanding during the period. Diluted income per share is computed like basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for 2022 and 2021.

(T)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

37

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(U)	Segments

The Company operates in three reportable segments, provision of IT maintenance and support services, IoT BPO services and IoT development services in Hong Kong and Australia.

The chief operating decision maker (‘CODM’) generally reviews financial information such as revenues, cost of revenues and gross profit, disaggregated by the operating segments to allocate an overall budget among the operating segments.

The Company does not allocate and therefore the CODM does not evaluate, certain operating expenses, interest expense or income taxes by segment. Many of the Company’s assets are shared by multiple operating segments. The Company manages these assets on a total Company basis, not by operating segment, and therefore asset information and capital expenditures by operating segment are not presented. Refer to Note 14.

(V)	Recently Issued Accounting Standards

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326- 30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses standard. The new effective date for these preparers is for fiscal years beginning after July 1, 2023, including interim periods within those fiscal years. The Company has not early adopted this update and it will become effective on July 1, 2023 assuming the Company will remain eligible to be smaller reporting company. The adoption did not have material impact on the Company’s unaudited CFS.

38

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

2. CASH AND EQUIVALENTS

Cash is composited of the following

	December 31,	March 31,
	2022	2022

Cash at bank	$334,396	$934,802
Cash on hand	1,686	1,678

Total	$336,082	$936,480

3. ACCOUNTS RECEIVABLE, NET OF ALLOWANCES

Accounts receivable consisted of the following:

	December 31,	March 31,
	2022	2022

Accounts receivable	$1,470,046	$1,232,732
Less: allowance for expected credit losses	137,093	154,212

Accounts receivable, net	$1,332,953	$1,078,520

The movement in “Allowance for expected credit losses” for nine months ended December 31, 2022 and 2021 was as follows:

	December 31,	December 31,
	2022	2021

Balance at beginning of period	$154,212	$91,445
Addition during the period	-	-
Reversal during the period	(8,684)	-
Translation adjustment	(8,435)	(4,355)

Balance at end of period	$137,093	$87,090

39

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	December 31,	March 31,
	2022	2022

Advisory fees prepaid for business development	$315,831	$324,054
Deposits	15,935	15,799
Advance to suppliers	51,349	54,778
Other receivables	1,451	30,432
Others	206	306

	$384,772	$425,369

5. PROPERTY, PLANT AND EQUIPMENT, NET

The following is a summary of property and equipment:

	December 31,	March 31,
	2022	2022

Furniture and Fixtures	$18,181	$18,096
Computer Equipment	67,960	67,640

	86,141	85,736
Less: accumulated depreciation	76,557	70,088

Property and equipment, net	$9,584	$15,648

6. LEASES

The Company leases offices. Rental contract is for 36 months. The lease agreement has no covenants.

Accumulated ROU assets and amortization are as follows :

	December 31,	March 31,
	2022	2022

Operating lease cost - office	$138,707	$138,054
Less: accumulated amortization	70,939	36,461

ROU assets, net	$67,768	$101,593

40

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

The following is leases liabilities:

	December 31,	March 31,
	2022	2022

Current portion	$22,524	$50,031
Non-current portion	52,184	61,613

	$74,708	$111,644

The following is a summary of the weighted remaining leases term and the weighted average discount rate for the Company’s leases at December 31, 2022 and March 31, 2022:

	December 31	March 31
	2022	2022

Weighted average remaining lease term
Operating leases	1.91	2.16
Weighted average discount rate
Operating leases	5%	5%

During nine months ended December 31, 2022 and 2021, cash paid for operating leases liabilities was $37,235 and $20,816 respectively.

The Company’ s leases have remaining lease terms inclusive of renewal or termination options that the Company is reasonably certain to exercise. The following table summarizes the maturity of the Company’ s operating lease liabilities as of December 31, 2022:

Year Ending December 31
2023	$54,507
2024	22,711
Total operating lease payments	77,218
Less: Imputed interest	2,510
Total operating lease liabilities	$74,708

There were no corresponding impairment charges during nine months ended December 31, 2022 and 2021.

41

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as above consisted of the following:

	December 31,	March 31,
	2022	2022

Accrued expenses	$2,824	$8,953
Accrued employee cost	81,300	40,160
Sales tax payable	16,064	17,991
Other	17,928	19,837

	$118,116	$86,941

8. BANK LOANS

A summary of the Company’s loans payable is as follows	December 31,	March 31,
	2022	2022

Bank loans
HK$3,550,000 3 years loan (note a)	$375,793	$421,388
HK$1,450,000 5 years loan (note b)	173,028	185,262
HK$1,000,000 8 years loan (note c)	122,837	127,767

Total	$671,658	$734,417

Current portion	$107,489	$102,035
Non-current portion	564,169	632,382

Total	$671,658	$734,417

(a)	On April 27, 2020, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK$3,550,000.The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee from the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of December 31, 2022 and March 31, 2022 were 5.875% and 5.25% respectively. The outstanding principal and interest accrued is payable by 24 equal monthly instalments, commencing 13 months after the date of drawdown.

42

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

(b)	On October 10, 2020, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK$1,450,000 .The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee from the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of December 31, 2022 and March 31, 2022 were 5.875% and 5.25% respectively. The outstanding principal and interest accrued is payable by 48 equal monthly instalments, commencing on 13 months after the date of drawdown.

(c)	On June 28, 2021, the Company was granted a bank loan from Bank of China (Hong Kong) Limited of HK1,000,000. The loan has interest of 2.5% below the Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited from time to time and is secured by the personal guarantees of the Company’s Director, Mr. Wong Chi Fung and shareholder, Mr. Kwan Ping Yuen and guarantee from the HKMC Insurance Limited under the SME Financing Guarantee Scheme. The Hong Kong Dollars Prime Rate quoted by The Hong Kong Mortgage Corporation Limited as of December 31, 2022 and March 31, 2022 were 5.875% and 5.25% respectively. The outstanding principal and interest accrued is payable by 84 equal monthly instalments, commencing on 13 months after the date of drawdown.

Fund-based and non-fund-based credit facilities with banks are available for operational requirements in the form of overdrafts and short-term loans. As of December 31, 2022 and March 31, 2022, the limits available were $770,228 and $766,602, respectively, of which $671,658 and $734,417, respectively, was utilized, constituting non-funded drawdown.

9. INCOME TAX

The income tax expense (benefit) for the nine months ended December 31, 2022 and 2021 is

	2022	2021

Current tax expense:
Hong Kong profits tax
Provision for the period	$-	$-
One-off tax deduction	-	-

Deferred tax benefit:
Hong Kong profits tax	-	-
Deferred tax benefit	460	(403)

Total income taxes	$460	$(403)

43

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

The Company is subject to Hong Kong Profits Tax. The Company is qualified for the two-tiered profits tax rates for fiscal 2022 based on the financial results for the period ended December 31, 2022. Thus, Hong Kong profits tax was provided in the CFS on the estimated assessable profit for the first HK$2 million at 8.25% and on the estimated assessable profit above HK$2 million for the period at 16.5%. One-off tax reduction is tax concession on the final tax of the period assessment fiscal 2022 at 100% (2020/21: 100%) with a ceiling of $1,284 (2020/21: $1,290). The Company did not make any provisions for Hong Kong profit tax as the Company incurred a loss during the nine months and there were no assessable profits for the nine months ended 31 December 2022 and 2021.

Subsidiary in Australia is subject to a tax 25% for nine months ended December 31, 2022 (26% for nine months ended December 31, 2021). The subsidiary is qualified for the reduced tax rate that fall below turnover threshold of AUD 50 million (USD 37 million). No Australian income tax was provided in the CFS as the subsidiary does not have assessable profit during the period (2021: Nil).

A reconciliation of the provision for income taxes compared with the amount at the tax rate for the nine months ended December 31, 2022 and 2021 was as follows:

	2022	2021

Loss before income tax expense	$(85,220)	$(278,386)

Tax charge at the applicable tax rate at 8.25% on first HK$2million of profit and at 16.5% on profit above HK$2million	$(7,031)	$(22,967)
Tax effect of expenses not deductible	194	15,715
Tax effect of exempted bank interest income and government incentives not taxable	(4,222)	(3,249)
Tax effect of tax losses carried forward	10,573	10,300
Other	946	(202)

Total income taxes(benefit)	$460	$(403)

The components and movements in deferred tax (assets) liabilities are as follows:

Accelerated
depreciation
allowances

At March 31, 2021	$3,256
Deferred taxation credited to statement of operations	(403)
Translation difference	(22)
At December 31, 2021	$2,831

44

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

Accelerated
depreciation
allowances and
bad debt

At March 31, 2022	$(8,143)
Deferred taxation credited to statement of operations	460
Translation difference	(36)
At December 31, 2022	$(7,719)

10. STOCKHOLDERS’ EQUITY

The Company was incorporated on April 14, 2011, 100 shares were issued at $13 and fully paid in cash.

11. NET REVENUE

Disaggregation of revenue is as follows:

	Nine Months Ended December 31,
	2022	2021

IoT projects and ventures BPO	$579,691	$426,485
IoT software and hardware	935,403	1,135,383
IoT maintenance and support	821,849	638,611

	$2,336,943	$2,200,479

45

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

12. OTHER INCOME

Other income was:

	Nine Months Ended
	December 31,
	2022	2021
Government grants - Employment Support Scheme (Note 1)	$51,035	$-
Government grants - Subsidy for early deployment of 5G	-	31,545
Government grants - Distance Business	-	7,757
Government grants - Innovation and Technology	-	58,315
Government grants - Bud funding (Note 2)	-	48,371
Graduation funding	-	14,676
Reversal of credit losses	8,684	-
Other income	28,137	29,780
	$87,856	$190,444

Note 1	The amount is wage subsidies provided to the Company under the scheme to provide time-limited financial support to employers to retain employees who may otherwise be made redundant in 2022.
Note 2	The amount is funding provided to the Company under a dedicated fund on branding, upgrading and domestic Sales (the bud fund) - mainland programme issued by the Hong Kong Productivity Council.

46

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

13. EMPLOYEE BENEFITS

The Company contributes to a Mandatory Provident Fund plan which is available to all employees in Hong Kong. Mandatory contributions for both employees and employers to the plan are payable at 5% of the employee’s relevant income, subject to the maximum monthly contribution of $193 (equivalent to HK$1,500). No contribution from the employee is required if his / her income is less than the income level of $916 (equivalent to HK$7,100). The Company’s contributions to this plan are expensed as they fall due. The total provision and contributions made for such employee benefits was $21,120 and $36,498 for the nine months ended December 31, 2022 and 2021, respectively.

Employees of the Company’s Australian subsidiary are entitled to receive retirement benefits from the Emergency Services Superannuation Scheme in Australia. The benefit amounts are calculated based on the member’s periods of service and final average salary. The total contributions made for such employee benefits was $0 and $4,578 for the nine months ended December 31, 2022 and 2021, respectively.

14. SEGMENTS

The Company has identified its operating segments based on the internal reports that are reviewed and used by the Chief Executive Officer (being the CODM) in assessing performance and determining the allocation of resources. The Company operates in three reportable segments; provision of IoT maintenance and support services, IoT projects and ventures BPO services and IoT software and hardware engineering services in Hong Kong. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on income from operations. All inter-company transactions between segments have been eliminated. As a result, the components of operating income for one segment may not be comparable to another segment. The following is a summary of the Company’s segment information as of and for the nine months ended December 31, 2022 and 2021:

		IoT	IT maintenance	Total
	IoT BPO	development	and support	Reportable
	services	services	services	segments
For the nine months ended December 31, 2022
Revenues, net	$579,691	$935,403	$821,849	$2,336,943
Cost of revenue	583,728	600,346	819,921	2,003,995
Gross (loss) profit	(4,037)	335,057	1,928	332,948
Net loss from operations	(38,416)	(61,988)	(54,463)	(154,867)
Depreciation and amortization	9,971	16,090	14,136	40,197

47

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

For the nine months ended December 31, 2021
Revenues	$426,485	$1,135,383	$638,611	$2,200,479
Cost of revenue	335,043	967,730	649,454	1,952,227
Gross profit (loss)	91,442	167,653	(10,843)	248,252
Net loss from
operations	(87,384)	(232,633)	(130,848)	(450,865)
Depreciation and amortization	7,383	19,653	11,054	38,090

	December 31,	March 31,
Segment of assets	2022	2022

IoT BPO services	$568,957	$473,201
IoT development services	918,082	1,448,451
IT maintenance and support services	806,630	751,171
	$2,293,669	$2,672,823

15. RELATED PARTY TRANSACTIONS

The Company advanced to an affiliate (a subsidiary of ultimate holding company), Wolf Asia Pty Limited of which $88,300 and $97,709 as of December 31, 2022 and March 31, 2022 respectively for advances to the affiliate, which were repayable on demand and interest free.

The Company advanced to an ultimate holding company, QBS Flywheel Limited of which the $34,754 as of December 31, 2022 for advances to the ultimate holding company, which were repayable on demand and interest free.

The Company advanced to a related party $9,361 as of March 31, 2022 for advances to director, Mr. Wong Ka Ki, Ricky, which were repayable on demand and interest free.

The Company owed related party $84,570 and $84,171 as of December 31, 2022 and March 31, 2022 respectively for advances from director, Mr. Wong Chi Fung, which were repayable on demand and interest free.

The Company owed a related company, QBS Company Limited of which the director of the Company, Mr. Wong Chi Fung is the director and shareholder, of $295,207 and $293,817 as of December 31, 2022 and March 31, 2022 respectively for advances from the related company, which were repayable on demand and interest free.

48

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

A related company, Youguo Technologies Limited of which the shareholder of the Company, Mr. Kwan Ping Yuen is the director and shareholder of the related company, provided sub-contracting service related to the Company of $0 and $148,979 to the Company during the nine months ended December 31, 2022 and 2021, respectively.

Due from related parties consisted of the following:

	December 31,	March 31,
	2022	2022

Amount due from Wolf Asia Pty Limited	$88,300	$97,709
Amount due from QBS Flywheel Limited	34,754	-
Amount due from a director	-	9,361
	$123,054	$107,070

Due to related parties consisted of the following:

	2022	2022

Amount due to a director	$84,570	$84,171
Amount QBS Company Limited	295,207	293,817
	$379,777	$377,988

16. CONCENTRATIONS AND RISKS

During the nine months ended December 31, 2022 and 2021, 100% of the Company’s assets were located in Pacific Asia.

Net revenue from geographic areas based on the location of the Company’s service delivery centers for the nine months ended December 31, 2022 and 2021 is as follows.

	Nine Months Ended December 31,
	2022	2021

Hong Kong	$2,336,943	$2,200,479
Australia	-	-
Total	$2,336,943	$2,200,479

Details of the customers accounting for 10% or more of the Company’ s total revenue and account receivables are as follows:

	Customer A	Customer B	Customer C

For the nine months ended
December 31, 2022	$504,159	$287,075	$255,174
December 31, 2021	$444,958	$237,450	$-

49

QBS SYSTEM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

UNAUDITED

Accounts receivable
As of December 31, 2022	$389,264	$288,887	$102,697
As of March 31, 2022	$359,303	$77,482	$37,052

Details of the suppliers accounting for 10% or more of the Company’s total cost of revenue and account payables are as follows:

	Supplier A	Supplier B	Supplier C	Supplier D

For the nine months ended
December 31, 2022	$420,870	$204,139	$-	$106,886
December 31, 2021	$387,102	$149,129	$148,979	$146,558

Accounts payable
As of December 31, 2022	$86,053	$-	$-	$-
As of March 31, 2022	$242,249	$9,040	$-	$25,827

17. MERGER WITH FLYWHEEL ADVANCED TECHNOLOGY, INC.

On December 15, 2022, Flywheel Advanced Technology, Inc., a Nevada corporation (“Flywheel Advanced”), entered into a share exchange agreement (the “Share Exchange Agreement”) with the Company, a limited company incorporated under the laws of Hong Kong, and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Shareholder”). Subject to the closing conditions set forth in the Share Exchange Agreement, at the closing the Shareholder will transfer and assign to Flywheel Advanced all of the issued and outstanding shares of the Company in exchange for 8,939,600 newly issued shares of Flywheel Advanced’ s common stock, par value $0.0001 per share (the “Common Stock”). Following the closing of the share exchange, there will be no change in the officers and directors of Flywheel Advanced, and the Company will continue its business as a wholly owned subsidiary of Flywheel Advanced and the Shareholder shall collectively own 8,939,600 Common Stock, or 33.41% of the then issued and outstanding shares of Common Stock on a fully diluted basis.

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